Exhibit 5

                                PARSONS LAW FIRM
                                ATTORNEYS AT LAW
                            SUITE 2070 SKYLINE TOWER
                               10900 NE 4th STREET
                           BELLEVUE, WASHINGTON 98004
                        (425) 451-8036 FAX (425) 451-8568
                         e-mail firm-info@parsonslaw.biz

James B. Parsons*                                   *Also admitted in Oregon and
jparsons@parsonslaw.biz                             the Northern Mariana Islands


January 18, 2005

Board of Directors
American Bonanza Resources Corporation
Vancouver, British Columbia, Canada

Gentlemen:

In my capacity as counsel for American Bonanza Resources Corp., a Nevada corporation (the "Company"), I have participated in the corporate proceedings relative to the registration by the Company of a maximum of 6,000,000 shares of common stock, which are the underlying shares of the offering of 2,000,000 units, each unit consisting of 2,000,000 shares of common stock and 4,000,000 warrants to purchase common stock, as set out and described in the Company's Registration Statement on Form SB-2, under the Securities Act of 1933 (the "Registration Statement").

Based upon the foregoing and upon my examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I opine that:

(1) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada;

(2) The Company has taken all requisite corporate action and all action required with respect to the authorization, issuance and sale of common stock and warrants to purchase common stock issued pursuant to the Registration Statement;

(3) The maximum of 2,000,000 shares of common stock, are validly issued, fully paid and nonassessable,

(4) The maximum of 4,000,000 warrants to purchase common stock are fully enforceable and all shares issued upon exercise of such warrants will be fully paid and nonassessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to my firm in the Registration Statement.

American Bonanza Resources Corp.
January 18, 2006
Page 2 of 2



Yours very truly,


PARSONS LAW FIRM


/s/ James B. Parsons
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